SANDS ANDERSON
                                 MARKS & MILLER
                           A PROFESSIONAL CORPORATION

Main: (804) 648-1636                                        801 East Main Street
Fax:  (804) 783-7291                                        Post Office Box 1998
                                                   Richmond, Virginia 23218-1998


                                 April 20, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

      Re:   FIRST INVESTORS MULTI-STATE INSURED TAX-FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax-Free Fund and the related Prospectus.


                                Very truly yours,

                                    SANDS, ANDERSON, MARKS & MILLER,
                                          A Professional Corporation

                                    By: /s/ Daniel M. Siegel
                                        -------------------------------
                                            Vice President